As filed with the Securities and Exchange Commission on April 17, 2018

Registration Statement No. 333-222389

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

The ONE Group Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5812	14-1961545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

411 W. 14th Street, 2nd Floor

New York, New York

(646) 624-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Emanuel Hilario

President and Chief Executive Officer

The ONE Group Hospitality, Inc.

411 W. 14th Street, 2nd Floor

New York, New York

(646) 624-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sahir Surmeli, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, NY 10017

(212) 935-3000

(212) 983-3115 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, par value $0.0001 per share	875,000	$2.23	$1,951,250	$242.93

(1)          All of the shares of common stock offered hereby are for the account of selling stockholders and consist of 875,000 shares issuable upon the exercise of warrants (the “Warrants”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of common stock outstanding.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based upon the higher of (i) the price at which the Warrants may be exercised, and (ii) $2.23, the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Capital Market on December 27, 2017, which date is a date within five business days of the filing of this registration statement.

(3)          Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITY HOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED April 17, 2018

PRELIMINARY PROSPECTUS

THE ONE GROUP HOSPITALITY, INC.

875,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 875,000 shares of our common stock issuable upon exercise of certain outstanding warrants.

These shares will be resold from time to time by the entities listed in the section titled “Selling Security Holders” beginning on page 4, which we refer to as the selling security holders, or Selling Stockholders. The shares of common stock offered under this prospectus by the selling security holders are issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement by and among The ONE Group Hospitality, Inc. and the selling security holders, dated as of November 15, 2017 (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling security holders.

The selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling security holder may sell its shares of common stock in the section titled “Plan of Distribution” on page 6. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.

Our common stock is traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “STKS”. On April 6, 2018, the last reported sale price of our common stock was $2.58 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2018

i

You should read this prospectus and any applicable prospectus supplement before making an investment in the securities of The ONE Group Hospitality, Inc. See “Where You Can Find More Information” for more information. You should rely only on the information contained in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any prospectus supplement, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Unless otherwise noted in this prospectus, “The ONE Group Hospitality,” “The ONE Group,” “the Company,” “we,” “us,” “our” and similar terms refer to The ONE Group Hospitality, Inc. and its consolidated subsidiaries.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

ii

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including “Risk Factors” and other information incorporated by reference herein.

Business Overview

We are a global hospitality company that develops, owns and operates or licenses upscale, high-energy restaurants and lounges and provides turn-key food and beverage services for hospitality venues including hotels, casinos and other high-end locations globally. Turn-key food and beverage services are food and beverage services that can be scaled and implemented by us at a particular hospitality venue and customized per the requirements of the client. We were established with the vision of becoming a global market leader in the hospitality industry by melding high-quality service, ambiance and cuisine into one great experience. Our primary restaurant brand is STK, a multi-unit steakhouse concept that combines a high-energy, social atmosphere with the quality of a traditional upscale steakhouse. Our food and beverage hospitality management services, or “F&B,” include developing, managing and operating restaurants, bars, rooftop lounges, pools, banqueting and catering facilities, private dining rooms, room service and mini bars tailored to the specific needs of high-end hotels and casinos. Our F&B hospitality clients include global hospitality companies such as the W Hotel, Cosmopolitan Hotel, Gansevoort Hotel Group, Hippodrome Casino, ME Hotels and Hyatt Hotels.

Risks Affecting Us

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. As of December 31, 2017, we had an accumulated deficit of $31,962,900. Such risks are discussed in the section entitled “Risk Factors” following this prospectus summary.

Our Corporate Information

Our principal office is located at 411 W. 14th Street, 2nd Floor, New York, New York 10014, and our telephone number is (646) 624-2400. Our website address is www.togrp.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Offering of Common Stock and Warrants

On November 15, 2017, we entered into a securities purchase agreement, or the Purchase Agreement, with certain investors, pursuant to which we agreed to issue (i) up to 1,750,000 shares of common stock, at a purchase price of $1.50 per share and (ii) warrants to purchase up to 875,000 shares of our common stock, or the Warrants (the “Offering”). The closing of the Offering occurred on November 17, 2017 for an aggregate purchase price of approximately $2.625 million. The issuance and sale of the Warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act.

1

The Warrants to purchase an aggregate of 875,000 shares of common stock are exercisable at any time after six months from their issuance and expire five years from their initial exercise date. All of the Warrants have an exercise price of $1.63 per share. Shares of common stock underlying the aggregate of 875,000 Warrants are being registered for resale by the selling security holders pursuant to the Registration Statement of which this prospectus forms a part.

THE OFFERING

Common stock offered by the selling security holders	Up to 875,000 shares issuable upon exercise of Warrants issued pursuant to the Purchase Agreement (which Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and expire on May 15, 2023).

Common stock to be outstanding after this offering, assuming exercise of all Warrants issued pursuant to the Purchase Agreement	28,027,101 shares

Terms of the offering	The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See "Plan of Distribution."

Use of proceeds	We will not receive any of the proceeds from the sale of our common stock by the selling security holders pursuant to this prospectus. We may receive up to approximately $1,426,250 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Market symbol	STKS

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus to read about factors that you should consider carefully before buying shares of our common stock.

The number of shares of common stock that will be outstanding after this offering is based on 27,152,101 shares outstanding as of December 31, 2017, plus 875,000 shares issuable upon exercise of Warrants issued in connection with the Offering (which Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and expire on May 15, 2023), and excludes:

•	2,315,035 shares of common stock issuable upon exercise of options to purchase our common stock outstanding as of December 31, 2017 at a weighted average exercise price of $3.41 per share;

•	985,000 shares of common stock issuable upon vesting of restricted stock units as of December 31, 2017;

•	740,000 shares of common stock issuable upon exercise of other warrants to purchase our common stock outstanding as of December 31, 2017 at a weighted average exercise price of $2.51 per share; and

•	473,041 shares of Common Stock reserved as of December 31, 2017 for future issuance under our 2013 Stock Option Plan.

2

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Information Incorporated by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any such risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, regarding our strategy, future, operations, future financial position, future revenues, projected costs, and plans and objectives of management. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements. For a description of these risks and uncertainties, please refer to the section entitled “Risk Factors,” any other risk factors set forth in any information incorporated by reference in this prospectus, as well as any other risk factors and cautionary statements we include or incorporate by reference into this prospectus in the future. While we may elect to update forward-looking statements wherever they appear in this prospectus or in the documents incorporated by reference in this prospectus, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling security holders pursuant to this prospectus. We may receive up to approximately $1,426,250 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for general corporate purposes, including working capital and repayment of existing corporate obligations.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock currently trades under the symbol “STKS” on The NASDAQ Capital Market. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock, as reported by NASDAQ.

3

	High	Low

2016

First Quarter	$3.24	$2.33

Second Quarter	$2.96	$2.24

Third Quarter	$2.84	$2.25

Fourth Quarter	$3.43	$1.98

2017

First Quarter	$2.29	$1.47

Second Quarter	$2.41	$1.83

Third Quarter	$2.19	$1.33

Fourth Quarter	$2.64	$1.31

2018

First Quarter	$2.17	$3.10

Second Quarter (through April 16, 2018)	$2.26	$2.78

Stockholders

As of April 6, 2018, there were approximately 98 stockholders of record.

DIVIDEND POLICY

Although certain of our subsidiary limited liability companies (“LLCs”) make distributions to members of our subsidiary LLCs, we have not declared or paid any cash dividends on our common stock and do not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and such other factors as the board of directors may consider. We currently intend to retain our earnings, if any, to finance our growth.

SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those issuable upon the exercise of the Warrants. This prospectus covers the resale of 875,000 shares of our common stock that may be sold or otherwise disposed of by the Selling Stockholders. For additional information regarding the issuance of these securities, see “Prospectus Summary —Offering of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. The Warrants will become exercisable on May 15, 2018 at an exercise price of $1.63 per share and will expire on May 15, 2023. Except for the ownership of the Warrants, the selling security holders have not had any material relationship with us within the past three years. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

4

The following table sets forth certain information with respect to each Selling Stockholder, including (i) the shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the shares of common stock issuable to the Selling Stockholders upon the exercise of the Warrants does not necessarily mean that the Selling Stockholders will sell all or any of such shares, but the number of shares and percentages set forth in the last two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable within 60 days after April 6, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 27,252,101 shares outstanding on April 6, 2018.

5

Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering (2)	Number of Shares of Common Stock Underlying Warrants Offered Hereby (3)	Number of Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering

ASM Co-Investment Term Trust I (4)	120,000	60,000	120,000	*

ASM Connaught House Fund LP (4)	520,000	260,000	520,000	1.91%

ASM Connaught House (Master) Fund II LP (4)	360,000	180,000	360,000	1.32%

Elevated Returns, LLC (5)	500,000	250,000	500,000	1.83%

Philotimo Fund, LP (6)	1,845,000	125,000	1,845,000	6.77%

*Less than 1%

(1) This table and the information in the notes below are based upon information supplied by the selling security holders, including reports and amendments thereto filed with the SEC on Schedule 13D.

(2) The shares of common stock underlying options or warrants are convertible or exercisable within 60 days of April 6, 2018. Does not include shares of common stock issuable upon exercise of the warrants being offered for resale pursuant to this prospectus.

(3) The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4) Argyle Street Management Limited (“Argyle”) is the investment manager of each of ASM Co-Investment Term Trust, ASM Connaught House Fund LP and ASM Connaught House (Master) Fund II LP (the “ASM Entities”). Argyle has sole voting and dispositive power over the shares of common stock being offered, and may be deemed to be the beneficial owner of all shares of common stock held by the ASM Entities.

(5) Stephane De Baets has the sole authority and responsibility for investments made on behalf of Elevated Returns, LLC as its managing member, and may be deemed to be the beneficial owner of all shares of common stock held by Elevated Returns, LLC.

(6) Kanen Wealth Management LLC (“KWM”) is the general partner of The Philotimo Fund LLC, and David Kanen, as the managing member of KWM, has voting and dispositive power over the shares of common stock being offered, and may be deemed to be the beneficial owners of all shares of common stock held by The Philotimo Fund LLC.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

6

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

7

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, and (iii) the three (3) year anniversary of the date of the issuance of the Warrants. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of our capital stock is based on certain provisions of our amended and restated certificate of incorporation and bylaws and on the applicable provisions of the Delaware General Corporation Law, or DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions our amended and restated certificate of incorporation and bylaws and the DGCL. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 85,000,000 shares, with a par value of $0.0001 per share, of which:

•	75,000,000 shares are designated as Common Stock; and

•	10,000,000 shares are designated as undesignated preferred stock.

As of December 31, 2017, we had outstanding 27,152,101 shares of Common Stock and no shares of preferred stock. In addition, on December 31, 2017, we had outstanding options to acquire 2,315,035 shares of Common Stock and outstanding unvested restricted stock units covering 985,000 shares of Common Stock.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

8

In the event of a liquidation, dissolution or winding up of the company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes it to issue up to 10,000,000 shares of $0.0001 par value undesignated preferred stock. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. As of December 31, 2017, no preferred stock was issued or outstanding.

Warrants

As of December 31, 2017, we had warrants outstanding to purchase 740,000 shares of our Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Exchange Listing

Our common stock has been publicly traded on the NASDAQ Capital Market under the symbol “STKS.”

Anti-Takeover Law and Certain Charter and Bylaw Provisions

The provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

9

•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.

Classified Board of Directors; Removal of Directors for Cause

Pursuant to our amended and restated certificate of incorporation and bylaws, our board of directors is divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of preferred stock under specified circumstances, will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier death, resignation, retirement, disqualification or removal. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date. For a special meeting, the notice must generally be delivered not earlier than the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by the Chairman of the board of directors, the Chief Executive Officer or President, or our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

10

No Stockholder Action by Written Consent

Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was one of our directors or officers or, while one of our directors or officers, is or was serving at our request as a director, officer, or employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our amended and restated certificate of incorporation and our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such amended and restated certificate of incorporation, bylaws, indemnification agreements, indemnity agreement, or law.

11

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The law firm Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.togrp.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case in which the information contained in such documents is “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

12

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 17, 2018;

•	Current Reports on Form 8-K filed with the SEC on January 8, 2018 and March 28, 2018 (other than the portions of these reports not deemed to be filed); and

•	The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 6, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits are specifically incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

The ONE Group Hospitality, Inc.

411 West 14th Street, 2nd Floor

New York, NY 10014

Attention: Corporate Secretary

Telephone: (646) 624-2400

13

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be paid

SEC registration fee	$242.93

Legal fees and expenses	$25,000

Accounting fees and expenses	$25,000

Total	$50,242.93

Item 14.	Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), our amended and restated bylaws provide that each director or officer who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by The ONE Group to the fullest extent authorized by the DGCL.

Article 8 of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we have entered into indemnification agreements with our directors and officers.

The foregoing discussion of our certificate of incorporation, bylaws and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws or law.

Item 15.	Recent Sales of Unregistered Securities

On August 11, 2016, the Company issued warrants to purchase 300,000 shares of common stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On October 24, 2016, the Company issued warrants to purchase 340,000 shares of common stock. The issuance and sale of these warrants were exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On November 17, 2017, the Company issued Warrants to purchase 875,000 shares of common stock. The issuance and sale of these Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares of common stock issuable upon the exercise of these Warrants are being registered for resale by the selling security holders pursuant to this Registration Statement.

14

Item 16.	Exhibits and Financial Statement Schedules.

See Exhibit Index following the signature page to this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 17, 2018.

THE ONE GROUP HOSPITALITY, INC.

By	/s/ Emanuel Hilario
Emanuel Hilario
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Emanuel Hilario	Director, President and Chief Executive Officer	April 17, 2018
Emanuel Hilario	(Principal Executive Officer)

/s/ Linda Siluk	Interim Chief Financial Officer (Principal Financial	April 17, 2018
Linda Siluk	Officer and Principal Accounting Officer)

*	Director (Chairman)	April 17, 2018
Jonathan Segal

*	Director	April 17, 2018
Michael Serruya

*	Director	April 17, 2018
Eugene M. Bullis

*	Director	April 17, 2018
Kin Chan

/s/ Dimitrios J. Angelis	Director	April 17, 2018
Dimitrios J. Angelis

*By:	/s/ Emanuel Hilario
Emanuel Hilario
Attorney-in-fact

EXHIBIT INDEX

The exhibits listed below are filed as part of or incorporated by reference into this Registration Statement on Form S-1. Where certain exhibits are incorporated by reference from a previous filing, the exhibit numbers and previous filings are identified in parentheses.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2013, by and among the Registrant, CCAC Acquisition Sub, LLC, The One Group, LLC, and Samuel Goldfinger, as Company Representative. (Incorporated by reference to Form 8-K filed on October 16, 2013).

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Form 8-K filed on June 5, 2014).

3.2	Amended and Restated Bylaws (Incorporated by reference to Form 8-K filed on October 25, 2011).

4.1	Specimen Unit Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.3	Specimen Warrant Certificate (Incorporated by reference to Amendment No. 2 to Form S-1 filed on July 22, 2011).

4.4	Warrant Agreement, dated October 24, 2011, by and between the Registrant and Continental Stock Transfer & Trust Company (Incorporated by reference to Form 8-K filed on October 25, 2011).

4.5	Form of Senior Indenture (Incorporated by reference to Form S-3 filed on April 15, 2015).

4.6	Form of Subordinated Indenture (Incorporated by reference to Form S-3 filed on April 15, 2015).

4.7	Common Stock Purchase Agreement dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

4.8	Common Stock Purchase Warrant dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

4.9	Form of Common Stock Purchase Warrant dated as of November 15, 2017 (Incorporated by reference to Form 8-K filed on November 18, 2017).

5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Indemnity Agreement (Incorporated by reference to Amendment No. 1 to Form S-1 filed on June 30, 2011).

10.2	Escrow Agreement, dated October 16, 2013, by and among the Registrant, The One Group, LLC, Samuel Goldfinger, as Company Representative, the Liquidating Trust and Continental Stock Transfer & Trust Company, as Escrow Agent. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.3	Second Term Loan Agreement, dated June 2, 2015, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK Denver, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, STK Westwood, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, and WSATOG (Miami) LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.4	Second Term Note of The ONE Group, LLC to BankUnited, N.A., dated June 2, 2015, in the principal amount of $6,000,000. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.5	Grant of Security Interest (Trademarks), dated June 2, 2015, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.6	Second Amended and Restated Pledge Agreement, dated June 2, 2015, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.7	Fifth Amended and Restated Security Agreement, dated June 2, 2015, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, TOG Biscayne, LLC, WSATOG (Miami) LLC, STK Westwood, LLC, and STK Denver, LLC, and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.8	Second Amended and Restated Pledge Agreement, dated June 2, 2015, by and between The ONE Group Hospitality, Inc. and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.9	Guarantee Agreement, dated June 2, 2015, by and between The ONE Group Hospitality, Inc. and BankUnited, N.A. (Incorporated by reference to Form 10-Q filed on August 14, 2015).

10.10	Term Loan Agreement, dated December 17, 2014, by and between The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK Denver, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, STK Westwood, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, and WSATOG (Miami) LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.11	Term Note of The ONE Group, LLC to BankUnited, N.A., dated December 17, 2014, in the principal amount of $7,475,000.07. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.12	Grant of Security Interest (Trademarks), dated December 17, 2014, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.13	Amended and Restated Pledge Agreement, dated December 17, 2014, by and between The ONE Group, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.14	Fourth Amended and Restated Security Agreement, dated December 17, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC, STK Westwood, LLC, STK Denver, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.15	Credit Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.16	Promissory Note of The ONE Group, LLC to Herald National Bank, dated October 31, 2011, in the principal amount of $1,250,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.17	Guaranty, dated October 31, 2011, of Jonathan Segal to Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.18	Pledge Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.19	Pledge Acknowledgment Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.20	Pledge Agreement, dated October 31, 2011, by and between Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.21	Pledge Acknowledgment Agreement, dated October 31, 2011, by and between Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.22	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, RCI II, Ltd. and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.23	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Talia, Ltd. and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.24	Subordination Agreement, dated October 31, 2011, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Jonathan Segal and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.25	Grant of Security Interest (Trademarks), dated October 31, 2011, by and between The One Group, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.26	Promissory Note of The One Group, LLC to Herald National Bank, dated April 11, 2012, in the principal amount of $1,500,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.27	Promissory Note of The One Group, LLC to Herald National Bank, dated November 15, 2012, in the principal amount of $500,000. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.28	Amendment No 1 and Addendum to Credit Agreement, dated January 24, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.29	Amended and Restated Security Agreement, dated January 24, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.30	Grant of Security Interest (Trademarks), dated January 24, 2013, by and between The One Group, LLC and Herald National Bank. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.31	Amendment No 2 and Addendum to Credit Agreement and Consent and Termination Agreement, dated October 15, 2013, by and among The One Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, Heraea Vegas, LLC, Xi Shi Las Vegas, LLC and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.32	Guarantee Agreement, dated October 25, 2013, by and between the Registrant and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 29, 2013).

10.33	Pledge Agreement, dated October 25, 2013, by and between the Registrant and BankUnited, N.A. (Incorporated by reference to Form 8-K filed on October 29, 2013).

10.34	Amendment No. 3 to Credit Agreement, dated June 3, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC and BankUnited, N.A. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.35	Amendment No. 4 and Addendum to Credit Agreement, dated August 6, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, WSATOG (Miami) LLC and BankUnited, N.A. (formerly Herald National Bank) (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.36	Second Amended and Restated Security Agreement, dated August 6, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago LLC, STK-LA, LLC, STK Miami Service, LLC, STK Midtown, LLC, STK Midtown Holdings, LLC, STK Orlando LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC and BankUnited, N.A. (formerly Herald National Bank) (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.37	Grant of Security Interest (Trademarks), dated August 6, 2014, by and between The ONE Group, LLC and Herald National Bank (Incorporated by reference to Quarterly Report Form 10-Q filed on November 13, 2014).

10.38	Amendment No. 5 and Addendum to Credit Agreement, dated October 31, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, CA Aldwych Limited, HIP Hospitality Limited, STK Chicago, LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando, LLC, T.O.G. (Aldwych) Limited, T.O.G. (UK) Limited, TOG Biscayne, LLC, WSATOG (Miami) LLC, STK Westwood, LLC and BankUnited, N.A. (formerly Herald National Bank). (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.39	Third Amended and Restated Security Agreement, dated October 31, 2014, by and among The ONE Group, LLC, One 29 Park Management, LLC, STK-Las Vegas, LLC, STK Atlanta, LLC, STK Chicago LLC, STK-LA, LLC, STK Miami, LLC, STK Miami Service, LLC, STK Midtown Holdings, LLC, STK Midtown, LLC, STK Orlando LLC, TOG Biscayne, LLC, WSATOG (Miami), LLC, STK Westwood, LLC and BankUnited, N.A. (formerly Herald National Bank). (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.40	Grant of Security Interest (Trademarks), dated October 31, 2014, by and between The ONE Group, LLC and Herald National Bank. (Incorporated by reference to Form 10-K/A filed on April 1, 2015).

10.41	Transfer Agreement, dated January 1, 2012, by and between The One Group, LLC and Celeste Fierro. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.42	Transfer Agreement, dated January 1, 2012, by and between The One Group, LLC and Modern Hotels (Holdings), Limited. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.43†	2013 Employee, Director and Consultant Equity Incentive Plan. (Incorporated by reference to Form 8-K filed on November 27, 2013).

10.44†	Form of Stock Option Grant Notice. (Incorporated by reference to Form 8-K filed on October 16, 2013).

10.45	Loan Agreement by and between The ONE Group Hospitality, Inc. and Anson Investments Master Fund LP, dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

10.46	Unsecured Promissory Note dated as of August 11, 2016 (Incorporated by reference to Form 8-K filed on August 16, 2016).

10.47	Loan Agreement by and between The ONE Group Hospitality, Inc. and Anson Investments Master Fund LP, dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

10.48	Unsecured Promissory Note dated as of October 24, 2016 (Incorporated by reference to Form 8-K filed on October 28, 2016).

10.49	Business Loan and Security Agreement dated February 17, 2017, by and among Little West 12th, LLC, STK Atlanta, LLC, STK Chicago LLC, STK Miami, LLC, STK Midtown, LLC, STK Orlando LLC, STK Westwood, LLC and American Express Bank, FSB (Incorporated by reference to Form 8-K filed on March 29, 2017).

10.50†	Employment Agreement, dated October 30, 2017, by and between The ONE Group Hospitality, Inc. and Emanuel Hilario (Incorporated by reference to Form 8-K filed on November 3, 2017).

10.51†	Employment Agreement, dated October 30, 2017, by and between The ONE Group Hospitality, Inc. and Jonathan Segal (Incorporated by reference to Form 8-K filed on November 3, 2017).

10.52	Form of Securities Purchase Agreement, dated as of November 15, 2017 (Incorporated by reference to Form 8-K filed on November 18, 2017).

10.53	Agreement, dated March 23, 2018, by and among The One Group Hospitality, Inc., David Kanen, and Kanen Wealth Management LLC (Incorporated by reference to Form 8-K filed on March 28, 2018).

23.1*	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1**	Power of Attorney (included in the signature pages to this Registration Statement as filed on January 2, 2018).

101.1	The following financial information from the ONE Group Hospitality, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 formatted in XBRL; (i) Consolidated Balance Sheets, December 31, 2017 and December 31, 2016; (ii) Consolidated Statements of Operations, Years Ended December 31, 2017 and 2016; (iii) Consolidated Statements of Comprehensive Income (Loss), Years Ended December 31, 2017 and 2016; (iv) Consolidated Statements of Cash Flows, Years Ended December 31, 2017 and 2016; and (v) Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2017 and 2016; and (vi) Notes to Consolidated Financial Statements (incorporated by reference herein to the exhibits to the Company’s 2017 Annual Report on Form 10-K filed April 17, 2018 (File No. 001-37379))

*	Filed herewith.
**	Previously Filed.
†	Management contract or compensatory plan or arrangement.